Exhibit 99.1

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Maxygen to Receive $30 Million Payment from Bayer

SAN MATEO, Calif., May 14, 2012—Maxygen, Inc. (Nasdaq: MAXY), a biopharmaceutical company, today announced that it will receive a $30.0 million payment from Bayer HealthCare LLC in connection with Bayer’s continued clinical development of a recombinant factor VIIa product candidate for the treatment of hemophilia.

Maxygen sold the recombinant factor VIIa product candidate (previously designated by Maxygen as MAXY-VII) to Bayer, together with its other hematology assets, in July 2008 for an upfront cash payment of $90.0 million. The additional $30.0 million contingent payment was based on the further clinical development of the factor VIIa product candidate by Bayer and was also subject to the satisfaction of certain patent related conditions, all of which have been satisfied. Maxygen is not eligible for any further payments from Bayer related to these assets.

“The receipt of the full payment from Bayer represents a significant milestone in our continuing efforts to maximize returns for our stockholders,” said James Sulat, Chief Executive Officer of Maxygen. “We congratulate our colleagues at Bayer for this achievement and are pleased to see a program originally developed by Maxygen continue in clinical development.”

At March 31, 2012, Maxygen held approximately $155.3 million in cash, cash equivalents and short-term investments. As of April 30, 2012, the company had 27,756,742 shares of common stock outstanding.

About Maxygen

Maxygen is a biotechnology company focused on the potential further development of its MAXY-G34 product candidate, a next-generation pegylated, granulocyte colony stimulating factor, or G-CSF, for the treatment of chemotherapy-induced neutropenia and acute radiation syndrome, or ARS. For more information, please visit the company’s website at www.maxygen.com.

Maxygen, Inc. 411 Borel Avenue Suite 616 San Mateo, CA 94402 650.241.2292 main 650.257.5892 fax www.maxygen.com

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: whether and to the extent that any portion of the payment received from Bayer will result in a tax liability for the 2012 calendar year; Maxygen’s ability or plans to commence or continue the development of MAXY-G34 for any indication and the timing and status of any such development; and economic, business, competitive, and/or regulatory factors affecting the business of Maxygen and the markets it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Maxygen® is a trademark of Maxygen, Inc.

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Contact:

Adriann Poat

Adriann.poat@maxygen.com

650.241.2292